     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1998
                                                           Registration No. 333-
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                        CAPSTAR BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 74-2833106
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)




                         600 CONGRESS AVENUE, SUITE 1400
                               AUSTIN, TEXAS 78701
          (Address of principal executive offices, including zip code)
                              --------------------

                           CAPSTAR BROADCASTING PARTNERS
                  401(k) RETIREMENT PLAN AND TRUST, AS AMENDED
                            (Full title of the plan)

                            WILLIAM S. BANOWSKY, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        CAPSTAR BROADCASTING CORPORATION
                         600 CONGRESS AVENUE, SUITE 1400
                               AUSTIN, TEXAS 78701
                                 (512) 340-7800
            (Name, address and telephone number of agent for service)

                                    copy to:
                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                            3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                                     Proposed             Proposed
        Title of securities                 Amount to be         maximum offering     maximum aggregate        Amount of
         to be registered                    registered          price per unit (1)   offering price (1)     registration fee
Class A Common Stock, $0.01 par
value per share...................       2,000,000 shares (2)         $18.875             $37,750,000            $11,137
Interest in the Capstar
Broadcasting Partners 401(k)
Retirement Plan and Trust.........          (3)                         (4)                   (4)                  (4)

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on August 28, 1998.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3) Pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust.
(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to registered plan interests.
===============================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by Capstar Broadcasting Corporation, a Delaware corporation (the "Company" or "Registrant"), and are incorporated herein by reference and made a part hereof:

         (a) Prospectus, dated May 26, 1998, filed pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Securities Act of 1933 (the "Securities Act") on May 26, 1998;

         (b) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 13, 1998;

         (c) Current Report on Form 8-K, dated May 29, 1998, filed with the Commission pursuant to the Exchange Act on June 15, 1998;

         (d) Current Report on Form 8-K/A, dated May 29, 1998, filed with the Commission pursuant to the Exchange Act on August 14, 1998; and

         (e) The description of the Company's Class A Common Stock, par value $.01 per share, contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission on May 11, 1998.

         All documents subsequently filed by the Company and the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust, as amended (the "Plan"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company and the Plan will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Capstar Broadcasting Corporation, 600 Congress Avenue, Suite 1400, Austin, Texas 78701, Attention: Legal Department
(512) 340-7800.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eight of the Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its current and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

         Article Nine of the Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The preceding discussion of the Certificate of Incorporation and
Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Registrant has entered into indemnification agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1* Capstar Broadcasting Partners 401(k) Retirement Plan and Trust, as amended.

         5.1      (a)*     Opinion of Vinson & Elkins L.L.P.
                  (b)      The Company will submit the Capstar Broadcasting
                           Partners 401(k) Retirement Plan and Trust and any amendment thereto to the Internal Revenue Service
                           ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

         23.1* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- the Company.

         23.2* Consent of Ernst & Young LLP, Independent Auditors -- Commodore Media, Inc., Southern Star Communications, Inc., formerly known as Osborn Communications Corporation, and Capstar Communications, Inc., formerly known as SFX Broadcasting, Inc.

         23.3* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Benchmark Communications.

         23.4* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Community Pacific Broadcasting Company, L.P.

         23.5* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Midcontinent Broadcasting Co. of Wisconsin, Inc.

         23.6* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Point Communications Limited Partnership.

         23.7* Consent of Arthur Andersen LLP, Independent Auditors -- Ameron Broadcasting, Inc.

         23.8* Consent of Arthur Andersen LLP, Independent Auditors -- Patterson Broadcasting, Inc.

         23.9*    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                  5.1(a)).

         24.1* Power of Attorney of officers and directors of the Company (included on signature page to this Registration Statement).

-------------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

                  The Company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) to include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 31, 1998.

                                          CAPSTAR BROADCASTING CORPORATION
                                          (Registrant)



                                          By: /s/ R. Steven Hicks
                                             ---------------------------------
                                              R. Steven Hicks
                                              President and Chief Executive
                                              Officer

         KNOWN ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Capstar Broadcasting Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Commission, Washington, D.C. 20549 under the provisions of the Securities Act hereby constitute and appoint R. Steven Hicks and William S. Banowsky, Jr., and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                         CAPACITY                     DATE

/s/ R. Steven Hicks            President, Chief Executive      August 31, 1998
-------------------------      Officer and Director
    R. Steven Hicks            Principal Executive Officer)


/s/ Paul D. Stone              Executive Vice President and    August 31, 1998
-------------------------      Chief Financial Officer
    Paul D. Stone              (Principal Financial and
                               Accounting Officer)


/s/ Thomas O. Hicks            Chairman of the Board           August 31, 1998
-------------------------
    Thomas O. Hicks

/s/ D. Geoffrey Armstrong      Director                        August 31, 1998
-------------------------
    D. Geoffrey Armstrong

/s/ Michael J. Levitt          Director                        August 31, 1998
-------------------------
    Michael J. Levitt

/s/ Lawrence D. Stuart, Jr.    Director                        August 31, 1998
-------------------------
    Lawrence D. Stuart, Jr.

/s/ R. Gerald Turner           Director                        August 31, 1998
-------------------------
    R. Gerald Turner

         Pursuant to the requirements of the Securities Act, the person administering the Capstar Broadcasting Partners 401(k) Retirement Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, Texas, on the 31st day of August, 1998.

CAPSTAR BROADCASTING PARTNERS
401(k) RETIREMENT PLAN AND TRUST

By:      Capstar Broadcasting Partners, Inc.
         Plan Sponsor and Plan Administrator


By: /s/ Paul D. Stone
   ----------------------
        Paul D. Stone
        Executive Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

         4.1* Capstar Broadcasting Partners 401(k) Retirement Plan and Trust, as amended.

         5.1      (a)*     Opinion of Vinson & Elkins L.L.P.
                  (b)      The Company will submit the Capstar Broadcasting
                           Partners 401(k) Retirement Plan and Trust and any amendment thereto to the Internal Revenue Service
                           ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

         23.1* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- the Company.

         23.2* Consent of Ernst & Young LLP, Independent Auditors -- Commodore Media, Inc., Southern Star Communications, Inc., formerly known as Osborn Communications Corporation, and Capstar Communications, Inc., formerly known as SFX Broadcasting, Inc.

         23.3* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Benchmark Communications.

         23.4* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Community Pacific Broadcasting Company, L.P.

         23.5* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Midcontinent Broadcasting Co. of Wisconsin, Inc.

         23.6* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Point Communications Limited Partnership.

         23.7* Consent of Arthur Andersen LLP, Independent Auditors -- Ameron Broadcasting, Inc.

         23.8* Consent of Arthur Andersen LLP, Independent Auditors -- Patterson Broadcasting, Inc.

         23.9*    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                  5.1(a)).

         24.1* Power of Attorney of officers and directors of the Company (included on signature page to this Registration Statement).

-------------------------
*        Filed herewith.